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                                                                 Exhibit 10(xiv)

                          SUBORDINATED PROMISSORY NOTE

                                                                October 29, 1998

      FOR VALUE RECEIVED, the sufficiency of which is hereby acknowledged, Chrysalis International Corporation ("Maker") hereby promises (subject to the terms hereof) to pay to the order of Dr. Jules Barbut (the "Payee") or his assigns, an amount equal to (i)(a) 437,000 CHF plus (b) interest thereon at a rate per annum (on the basis of a 360-day year and calculated for the actual number of days that elapse from the date hereof until paid) equal to six and three-quarters percent (6-3/4%) minus (ii) 127,500 DM. All amounts owed hereunder are payable on the earlier to occur of (i) October 29, 1999, and (ii) the date of consummation of any sale, merger, reorganization or other arrangement resulting in a change of control of Maker.

      Maker may prepay this Note at any time in whole or from time to time in party, without premium or penalty.

      Payments shall be made in lawful money of the country of Switzerland to the Payee or his assigns at such address as the Payee or his assigns, as the case may be, may designate in writing.

            Maker agrees that:

      (i) upon the failure to pay when due any amount owed on this Note for ten (10) days after the due date thereof;

      (ii) if Maker (1) commences any voluntary proceeding under any provision of Title 11 of the United States Code, as now or hereafter amended, or commences any other proceeding, under any law, now or hereafter in force, relating to bankruptcy, insolvency, reorganization, liquidation, or otherwise to the relief of debtors or the readjustment of indebtedness; (2) makes any assignment for the benefit of creditors or a compromise or similar arrangement with such creditors; or (3) appoints a receiver, trustee or similar judicial officer or agent to take charge of or liquidate any of his property or assets; or

      (iii) upon the commencement against Maker of any involuntary proceeding of the kind described in paragraph (ii)

all amounts owed under this Note shall become immediately due and payable without presentment, demand, protest or notice of any kind.

      This Note is binding on Maker and Maker hereby waives presentment, demand, notice and protest and any defense by reason of an extension of time for payment or other indulgence except for such ten day grace period specified in clause (i) of the preceding paragraph. Failure of the holder hereof to assert any right herein shall not be deemed to be a waiver thereof.

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      This Note may be transferred, assigned or pledged by the Payee without the consent of Maker.

      Maker agrees, and Payee by acceptance of this Note likewise agrees, that the payment of amounts owed on this Note is subordinated and junior in right of payment with respect to all Senior Indebtedness (as defined below), to the extent provided in this paragraph. No payment shall be made by the Company on account of amounts owed on this Note if there shall have occurred and be continuing a default with respect to the payment of any Senior Indebtedness. Upon any acceleration of amounts owed on this Note or any payment by the Company, or distribution of assets of the Company of any kind or character, whether in cash, property or securities, to creditors upon any dissolution or winding up or liquidation or reorganization of the Company, whether voluntary or involuntary, or in bankruptcy, insolvency, receivership or other proceedings, all amounts due or to become due upon all Senior Indebtedness shall first be paid in full, or payment thereof provided for, before any payment is made on account of amounts owed on this Note. For purposes of this Note, Senior Indebtedness means all indebtedness (including principal, interest, penalties, premiums and expenses) of the Company or any subsidiary of the Company for money now or hereafter borrowed (other than borrowings evidenced by this Note), including without limitation, indebtedness owed by the Company or any one of its subsidiaries to (i) First Union National Bank (successor to CoreStates Bank, N.A.), (ii) Pennsylvania Industrial Development Authority, Department of Commerce, (iii) Penlabs International, Inc., (iv) PNC Bank, National Association, (v) Luzerner Kantonalbank, and (vi) First Eastern Bank, N.A.

      This Note is being issued pursuant to paragraph 2(a) of that certain letter agreement, dated October 29, ,1998, between Maker and Dr. Jack Barbut (the "Letter Agreement"). The Maker's obligation to pay amounts provided for in this Note is subject to Dr. Jack Barbut's compliance with paragraphs 2(b), 3, 6, 7, 8, 9, 10 and 12 of the Letter Agreement.

      This Note shall be governed by and construed and enforced in accordance with the laws of the State of New Jersey without giving effect to principles of conflicts of law thereof.

                                    CHRYSALIS INTERNATIONAL CORPORATION.

                                    By: /s/ Paul J. Schmitt
                                        -----------------------------------
                                        Paul J. Schmitt, President


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